     AMENDMENT ("Amendment") dated as of June 28, 2002 between FIBERNET TELECOM GROUP, INC. ("Company") and SDS MERCHANT FUND, L.P. ("SDS") to that certain Promissory Note dated as of March 14, 2002 (as amended by the Amendment dated as of June 14, 2002, the "Note") by and between the Company and SDS.

     WHEREAS, pursuant to Section 10 of the Note, the Company and SDS may amend the Note; and

     WHEREAS, the Company and SDS wish to amend the Note.

     NOW, THEREFORE, the parties agree as follows:

     Section 1. Definitions. Capitalized terms used and not otherwise defined
                -----------
 herein shall have the meanings ascribed to such terms in the Note.

     Section 2. Agreement to Amend. Pursuant to Section 10 of the Note, the
                ------------------
Company and SDS hereby agree to amend the Note as provided herein.

     Section 3. Amendment.
                ---------

          (a) Section 1(a)(i) is hereby amended and restated in its entirety to read as follows:

          "July 12, 2002;"

          (b) Section 4(c) is hereby amended and restated in its entirety to read as follows:

          "the Proposed Financing shall fail to have been consummated by July 12, 2002; or"

     Section 4.  Governing Law.  This Amendment shall be governed by and
                 -------------
construed in accordance with the laws of the State of New York, without giving effect to the choice of law provisions.

     Section 5. Successors and Assigns. This Amendment shall bind and inure
                ----------------------
to the benefit of the parties and their respective successors and assigns, transferees, legal representatives and heirs.

     Section 6.  Headings.  The headings of this Amendment have been inserted
                 --------
for convenience of reference only and shall not be deemed to be a part of this Amendment.

     Section 7. Entire Agreement. This Amendment and the other writings referred
                ----------------
to herein or delivered pursuant hereto contain the entire agreement among the parties hereto with respect to the subject matter hereof and supersede all prior and contemporaneous agreements and understandings with respect thereto.

     Section 8.  Counterparts.  This Amendment may be executed in any number of
                 ------------
counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.


                                    * * * * *

     IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

                          FIBERNET TELECOM GROUP, INC.

                          By: /s/ Michael S. Liss
                              --------------------------------------------------
                              Name:  Michael S. Liss
                              Title: President and Chief Executive Officer



                          SDS MERCHANT FUND, L.P.

                          By: SDS Capital Partners, LLC

                          Its: General Partner
                          By: /s/ Steve Derby
                              --------------------------------------------------
                              Name:  Steve Derby
                              Title: Managing Partner